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                                                                   EXHIBIT 10.30


                             ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT (this "Assignment") is made as of December 6, 1996, between Passage Systems, Inc., a California corporation ("Assignor") and Concentric Network Corporation, a Florida corporation ("Assignee").

                                   RECITALS

A. Spieker-French #130, Limited Partnership, a Texas limited partnership ("Master Landlord") and Tandem Computers, Inc., a Delaware corporation ("Sublandlord") entered into that certain written Lease and Amendment Number One dated January 26, 1988 and Extension Agreement dated March 23, 1993 (collectively, the "Master Lease"), whereby Master Landlord leased to Sublandlord the premises located at 10590 Tantau Avenue, Cupertino, California (the "Master Premises").

B. Sublandlord and Assignor entered into that certain written Sublease dated April 25, 1995 (the "Sublease"), whereby Sublandlord subleased to Assignor a portion of the Master Premises (the "Subleased Premises"), as more particularly described in the Sublease. A complete copy of the Sublease is attached hereto as Exhibit A and made a part hereof.
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C.   Subject to the limitations set forth herein, Assignor desires to assign all of its rights, title and interest under the Sublease to Assignee, and Assignee desires to assume all of Assignor's rights and obligations under the Sublease which accrue or are to be performed on or after the Commencement Date (as defined below).

In consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1.   Assignment:  For the consideration set forth below and subject to the
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limitations contained herein, Assignor hereby grants to Assignee, from and after the Commencement Date, all of Assignor's rights, title and interest under the Sublease and the Subleased Premises for the remaining term of the Sublease, except for any obligations of Assignor under the Sublease arising out of any action, occurrence, inaction or condition undertaken or existing on or prior to the Commencement Date, which obligations Assignor shall perform. For purposes of this Assignment, "Commencement Date" shall mean the date by which all of the following have occurred: (a) Master Landlord and Sublandlord have each delivered to Assignor and Assignee the written consents required by Section 7 hereof, (b) Assignor has delivered possession of the Subleased Premises to Assignee clean and free of debris, with all sidewalks, parking lot, plumbing, electrical, HVAC, roof and all other building systems serving the Subleased Premises, in good working order, repair and condition. Assignor shall use diligent efforts to deliver possession of the Subleased Premises to Assignee as soon as reasonably possible; provided, however, that if for any reason whatsoever the Commencement Date does not occur on or before February 15, 1997, then in addition to any other rights or remedies that Assignee may have, Assignee may at any time until the Commencement Date has occurred terminate this Assignment by delivery of written notice to Assignor, whereupon any monies previously paid by Assignee to Assignor (including, without limitation, the Assignment Fee set forth below in Section 1.1) shall promptly be reimbursed to Assignee, together with interest thereon from the date of the termination until paid at two percent (2%) plus the "prime rate" (the "reference rate" or "prime rate" quoted from time to time by the Bank) charged by Bank of America N.T. & S.A. ("Bank") or the highest rate permitted by law, whichever is less (herein the "Interest Rate"); provided further, however, that if the Commencement Date has not occurred on or before February 15, 1997 through no fault of Assignor and Assignor has otherwise satisfied its obligations under this Assignment, then Assignor may subtract from the foregoing reimbursement to Assignee and retain the initial Twenty-Five Thousand Dollar ($25,000) deposit it received from Assignee.

     1.1 To help alleviate Assignor's moving and relocation expenses and as consideration for this Assignment, Assignee has paid or will pay to Assignor the following amounts (hereinafter referred to as the "Assignment Fee"), subject to the terms and conditions set forth herein: (i) Twenty-Five Thousand Dollars ($25,000) upon the approval of the Assignment by Assignee's Board of Directors (the payment of which Assignee has previously made to Assignor and which Assignor acknowledges that it has received), (ii) Two Hundred Seventy-Three Thousand Dollars ($273,000) upon the mutual execution and delivery of this Assignment by Assignor and Assignee, (iii) upon the Commencement Date, Assignee shall pay Fourteen Thousand Dollars ($14,000) as consideration for Assignor's assignment hereunder to Assignee of all of Assignor's rights and interest in and to the security deposit under the Sublease, and (iv) if and only if the Commencement Date shall have occurred on or before January 15, 1997, then Assignee will pay an additional One Hundred Fifty Thousand Dollars ($150,000) to Assignor on January 15, 1997. The amount of the Assignment Fee is based in part on the assumption that the Commencement Date will occur on or before January 15, 1997 and that the Sublease term will extend through April 30, 1998; hence, if the Sublease is terminated for any reason (other than a default by Assignee) prior to April 30, 1998, then Assignor shall reimburse promptly to Assignee a portion of the Assignment Fee (excluding the security deposit reimbursement), which portion shall be determined by multiplying fifty percent (50%) of the total amount of the Assignment Fee (excluding the security deposit reimbursement) by a fraction, the numerator of which shall be the number of full calendar months which would have remained in the Sublease term had the Sublease not been terminated and the denominator of which shall be the total number of full calendar months remaining in the Sublease term computed as of the Commencement Date.

2.   Acceptance and Assumption:  Assignee hereby accepts the foregoing
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assignment of the Sublease and Assignor's rights thereunder; provided, however, that Assignee shall not assume, and shall have no liability with respect to, any obligations of Assignor under the Sublease arising out of any action, occurrence, inaction or condition undertaken or existing on or prior to the Commencement Date. From and after the Commencement

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Date, Assignee shall make all payments to Sublandlord of Base Monthly Rent (in no event shall any such payment exceed the amount due pursuant to Section 9 of the Sublease), and Operating Expense Increases (as defined in the Sublease) required to be paid by the "Subtenant" under the Sublease accruing from and after the Commencement Date. Operating Expense Increases and any other amounts owed by the "Subtenant" under the Sublease shall be prorated as of the Commencement Date. If the proration cannot be calculated accurately on the Commencement Date, then it shall be calculated as soon thereafter as is feasible, and any sums owed shall bear interest at the rate of ten percent (10%) or the highest amount allowed by law, whichever is less, if payment is not made by the responsible party within ten (10) days after the responsible party's receipt of a written request from the other party for any amounts owed.

3.   Assignor's Representations: Assignor represents and warrants to Assignee
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(as of the date of this Assignment and again as of the Commencement Date) as follows:

     3.1 The Sublease has not been modified, amended, supplemented, terminated, extended or renewed.

     3.2 Assignor has not previously assigned the Sublease or sublet the Subleased Premises or any portion thereof or entered into any agreement permitting any person or entity to use or occupy any portion of the Subleased Premises.

     3.3 To the best knowledge of Assignor, Sublandlord has not assigned or encumbered its interest in the Sublease or the Subleased Premises.

     3.4 To the best knowledge of Assignor, the Subleased Premises comply with all applicable laws, insurance underwriters' requirements, and all sidewalks, parking lots, plumbing, electrical, HVAC, roof and all other building systems serving the Subleased Premises, are in good working order, repair and water-tight condition.

     3.5 To the best knowledge of Assignor, neither Sublandlord nor Master Landlord is a debtor in any bankruptcy proceeding or the subject of any state insolvency proceeding.

     3.6 The Sublease, and to the best knowledge of Assignor, the Master Lease, are in full force and effect and there exists no default under the Sublease nor, to the best knowledge of Assignor, the Master Lease, on the part of Assignor, Master Landlord or Sublandlord, nor to the best knowledge of Assignor has any event occurred which, with the giving of notice or the passage of time or both, could constitute a breach or default by either Assignor, Sublandlord or Master Landlord under either the Sublease or Master Lease.

     3.7 Assignor has paid all Base Monthly Rent, Operating Expense Increases and other charges due under the Sublease and has deposited Fourteen Thousand Dollars ($14,000) with Sublandlord as a security deposit under the Sublease.

     3.8 Assignor is a corporation in good standing under California law and the person signing this Assignment on behalf of Assignor has the full power and authority to bind Assignor to this Assignment.

     3.9 Assignor has not made any alterations or improvements to the Subleased Premises without the written approval of both Master Landlord and Sublandlord, and Assignor will not make any alterations or improvements to the Subleased Premises prior to the Commencement Date.

     3.10 To the best knowledge of Assignor, no hazardous materials (including, without limitation, asbestos) are located on or about the Subleased Premises in violation of applicable environmental laws.

     3.11 To the best knowledge of Assignor, no pending or threatened litigation exists which may affect Assignee's use of or operations on the Subleased Premises.

4.   Assignee's Representations: Assignee represents that it is a corporation in
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good standing under Florida law and is qualified to transact interstate business in California and the person signing this Assignment on behalf of Assignee has the full power and authority to bind Assignee to this Assignment.

5.   Indemnity:
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     5.1  Assignor shall indemnify, defend (with counsel reasonably acceptable to Assignee), protect and hold harmless Assignee and its officers, employees, shareholders, agents and assigns from and against all claims, demands, losses, costs (including attorney's fees and costs) or liabilities (i) arising under the Sublease as a consequence of Assignor's breach or default of the obligations on its part to be performed under the Sublease prior to the Commencement Date, or as a result of any action, occurrence, inaction or condition undertaken or existing with respect to Assignor's or any of its agents', contractors', employees', invitees' use or occupancy of the Subleased Premises prior to the Commencement Date, or (ii) arising from the breach of any of Assignor's covenants, representations or obligations under this Assignment. The foregoing provisions shall survive the expiration or termination of the Sublease or this Assignment.

     5.2 Assignee shall indemnify, defend (with counsel reasonably acceptable to Assignee), protect and hold harmless Assignor and its officers, employees, shareholders, agents and assigns from and against all claims, demands, causes of action, costs (including attorney's fees and costs) or liabilities (i) arising under the Sublease as a consequence of Assignee's breach or default of the obligations on its part to be performed under the Sublease on or after the Commencement Date, or as a result of any action, occurrence, inaction or condition undertaken or

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existing with respect to Assignee's or any of its agents', contractors', employees', invitees' use or occupancy of the Subleased Premises on or after the Commencement Date, or (ii) arising from the breach of any of Assignee's covenants or representations under this Assignment. The foregoing provisions shall survive the expiration or termination of the Sublease or this Assignment.

6.   Waiver of Subrogation: The waiver of subrogation provisions set forth as
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Addendum No. 7 of (and attached to) the original form of the Master Lease shall be deemed a four-party agreement binding among and inuring to the benefit of Assignor, Assignee and, by their respective consent hereto, Master Landlord and Sublandlord.

7.   Conditions Precedent:  Assignor shall use diligent efforts to obtain the
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written consent of both Landlord and Sublandlord to this Assignment, which consents shall acknowledge and confirm that (i) Landlord and Sublandlord, respectively, accept the waiver of subrogation provisions set forth in Section 6, (ii) neither Sublandlord nor Master Landlord, as applicable, have any knowledge of any breach or default by Assignor, Sublandlord or Master Landlord under the Sublease or Master Lease and that the Sublease and Master Lease are in full force and effect, and (iii) the Base Monthly Rent amounts payable pursuant to Section 9 of the Sublease shall remain unchanged after the Commencement Date. If Assignor does not obtain both Landlord's and Sublandlord's written consent to this Assignment with all the foregoing acknowledgments and confirmations within twenty (20) days after the execution of this Assignment by Assignee, then at any time thereafter until such consents are obtained, Assignee may terminate this Assignment by written notice to Assignor, whereupon any monies previously paid by Assignee to Assignor (including, without limitation, the Assignment Fee set forth below in Section 1.1) shall promptly be reimbursed to Assignee, together with interest thereon from the date of the termination until paid at the Interest Rate; provided, however, that if Assignor has used diligent efforts to attempt to obtain Sublandlord's and Master Landlord's consent and has otherwise satisfied its obligations under this Assignment, then Assignor may subtract from the foregoing reimbursement to Assignee and retain the initial Twenty-Five Thousand Dollar ($25,000) deposit it received from Assignee.

8.   Brokers:  Assignor shall be solely responsible for any and all brokerage
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commissions or fees, if any, due to any real estate broker engaged by either
Assignor or Assignee in connection with this transaction.

9.   Security Deposit:  By its consent hereto, Sublandlord agrees that from and
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after the Commencement Date all sums due and owing by it to the "Subtenant"
under the Sublease upon the expiration or earlier termination of the Sublease, including, without limitation, all sums due and owing with respect to the security deposit, shall be paid to Assignee.

10.  Notices:  Unless at least five (5) days' prior written notice is given in
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the manner set forth in this paragraph, the address of each party for all purposes connected with this Assignment shall be that address set forth below their signatures at the end of this Assignment. All notices, demands or communications in connection with this Assignment shall be (i) personally delivered; or (ii) properly addressed and (a) submitted to an overnight courier service, charges prepaid, or (b) deposited in the mail (registered or certified,
return receipt requested, and postage prepaid).   Notices shall be deemed
effective upon receipt or refusal to accept delivery.

11.  Miscellaneous: This Assignment shall be governed by California law and
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shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. If either party shall bring any action or legal proceeding for an alleged breach of any provision of this Assignment, to recover rent, to terminate this Assignment or to otherwise enforce, protect or establish any term or covenant of this Assignment or right of either party, then the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court. Time is of the essence with respect to the performance of every provision of this Assignment in which time of performance is a factor. The captions used in this Assignment are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. This Assignment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. The language in all parts of this Assignment shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Assignor or Assignee. When a party is required to do something by this Assignment, it shall do so at its sole cost and expense without right of reimbursement from the other party unless
specific provision is made therefor.   Assignor shall not become or be deemed a
partner nor a joint venturer with Assignee by reason of the provisions of this Assignment. This Assignment shall supersede any and all prior agreements between Assignor and Assignee (including, without limitation any letters of intent) with respect to the Subleased Premises and no subsequent change or addition to this Assignment shall be binding unless in writing and signed by Assignor and Assignee.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be properly executed as of the day and year first above written.

ASSIGNOR:                                ASSIGNEE:
PASSAGE SYSTEMS, INC.                    CONCENTRIC NETWORK
a California corporation                 CORPORATION, a Florida corporation

By /s/Vance Nakamoto                     By Michael F. Anthofer
   -----------------------------            ------------------------------
Name Vance Nakamoto                      Name Michael F. Anthofer
     ---------------------------              ----------------------------
Its President                            Its SVP & CFO
    ----------------------------             -----------------------------
Address 10596 N. Tantau Ave.             Address 10590 N. Tantau Ave.
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      Cupertino, CA 95014                        Cupertino, CA 95014
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